Company Contact:	Investor Relations:
Thomas P Rosato	John McNamara
CEO	Cameron Associates
Fortress International Group	(212) 245-8800 Ext. 205
Phone: 410.312.9988 x 222	john@cameronassoc.com

FOR IMMEDIATE RELEASE:

Fortress International Group Closes $21 Million in New Work for the 3rd Quarter and
More than $80 Million Through the First 9 Months of 2007
New Proposals Issued in the Quarter Exceed $50 million

COLUMBIA, MD - October 17, 2007 - Fortress International Group (NASDAQ: FIGI), doing business as Total Site Solutions (TSS), a company providing comprehensive services for the planning, design and development of mission-critical facilities and information infrastructure, today announced multiple new engagements, including project and facility management awards totaling more than $21 million for the 3rd quarter of 2007, bringing booked business for 2007 to more than $80 million.

This represents a 245% increase over sales booked in the first nine months of 2006 with activity strong across all three service divisions:

•	$2.1 million for technology consulting
•	$15.0 million for construction management
•	$4.2 million for facility management

Speaking of the business, CEO Tom Rosato said, “We continue to book business in the mission- critical space, and importantly, a growing percentage of our business is arising after we performed initial consulting work for our customers. For example, all of our construction management projects were awarded as a result of successfully performing initial work for the customers in our technology consulting division. Contracts awarded in our facility management group consisted of both new customers signing annual recurring contracts, as well as special projects awarded from existing customers related to our facility management service engagements.

“We continue to obtain significant business from new customers, and have virtually eliminated our prior year’s dependence on one large customer for business. New customers added to our ever expanding customer base include:

•	Dell Computers
•	Computer Sciences Corp.
•	MGM Mirage
•	Switch & Data
•	University of Oklahoma
•	Coppin State University
•	Radio Free Asia
•	Laureate Education
•	Hunt Midwest Enterprises

These projects position us to provide significant additional services as they progress through their cycles. Our pipeline of opportunities for new and additional services continues to look very strong. New proposals issued for the quarter exceeded $50 million with significant opportunities available in our technology consulting and facility management business divisions.”

Harvey Weiss, Chairman of Fortress, said, “All indications are that our go to market strategy continues to generate success. We see significant opportunities for acquisitions and organic growth, and our goal of having at least 40% of our revenue in the future coming from recurring facility management business remains very much on target.”

ABOUT TOTAL SITE SOLUTIONS

Total Site Solutions (TSS) plans, designs, builds and maintains specialized facilities such as data centers, trading floors, call centers, network operation centers, communication facilities, laboratories and secure facilities. For more than a quarter-century, the TSS team has pioneered building robust and scalable infrastructure into mission-critical facilities. The firm offers unsurpassed expertise in the infrastructure systems (electrical, mechanical, telecommunications, security, fire protection and building automation) that are the critical facility's lifeblood. TSS’s comprehensive portfolio of services and multi-disciplinary expertise provide customers a highly respected single source for critical services that bridge the gap between IT and facilities.

Headquartered in the Baltimore-Washington corridor, TSS provides complete turnkey facility services from the initial planning stages, to construction, to ongoing maintenance of the completed project. Its clients include the world's most demanding mission-critical organizations, including Fortune 500 firms and US government agencies. For more information, visit www.totalsiteteam.com or call 888-321-4TSS (4877).

FORWARD-LOOKING STATEMENTS

This document may contain “forward-looking statements”—that is, statements related to future—not past—events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Fortress, particular uncertainties that could adversely or positively affect the Company’s future results include: the Company’s reliance on a significant portion of its revenues from a limited number of customers; the uncertainty as to whether the Company can replace its declining backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; risks related to the implementation of the Company’s strategic plan, including the ability to make acquisitions and the performance and future integration of acquired businesses; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause the Company’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. The Company does not undertake to update its forward-looking statements.

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